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                                                                    EXHIBIT 11.1


                               REDWOOD TRUST, INC.
                        COMPUTATION OF PER SHARE EARNINGS

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
                                                                               Three Months        Three Months
                                                                                  Ended               Ended
                                                                              March 31, 2003      March 31, 2002
                                                                              --------------      --------------
Basic:
             Average common shares outstanding ..............................    16,412,867         13,658,443
                                                                                -----------        -----------

                   Total                                                         16,412,867         13,658,443
                                                                                ===========        ===========

             Net Income                                                         $14,931,689        $11,218,789
                                                                                ===========        ===========

             Per Share Amount                                                   $      0.91        $      0.82
                                                                                ===========        ===========

DILUTED:
             Average common shares outstanding ..............................    16,412,867         13,658,443
             Net effect of dilutive stock options outstanding
                 during the period -- based on the treasury stock method ....       570,646            418,962
                                                                                -----------        -----------

                   Total                                                         16,983,513         14,077,405
                                                                                ===========        ===========

             Net Income                                                         $14,931,689        $11,218,789
                                                                                ===========        ===========

             Per Share Amount                                                   $      0.88        $      0.80
                                                                                ===========        ===========
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